EXHIBIT 99

                                                     [OPEN PLAN SYSTEMS
                                                            LOGO]




June 28, 1996                         CONTACT:          Stan A. Fischer
FOR IMMEDIATE RELEASE                                   804-228-5600

                                                        Elizabeth Connolly
                                                        804-228-5600



                OPEN PLAN SYSTEMS, INC. ANNOUNCES ASSET PURCHASE


         RICHMOND, VIRGINIA - - Open Plan Systems, Inc. (NASDAQ:PLAN) has acquired certain selected assets of Birum Corporation, a Michigan City, Indiana based manufacturer of modular office products. These assets, consisting primarily of the equipment, tooling and dies associated with one of Birum's product lines, will be used to manufacture supplementary parts to augment Open Plan's current remanufactured workstations product line and to facilitate the introduction of a new modular office system designed to reach the budget market segment.
         Open Plan also anticipates acquiring, within the next several weeks, certain proprietary assets of Birum which will include the rights to manufacture and market Birum's Kingswood line of modular office workstations. Several of Birum's key employees will join Open Plan and will relocate to Richmond.
         Open Plan Systems is a remanufacturer of modular office workstations.


 ..........................Remanufactured Workstations...........................


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4299 Carolina Avenue, Building C,  Richmond, Virginia  23222  804.228.5600/  FAX 804.228.5656

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